FOR IMMEDIATE RELEASE
---------------------

Contacts:     Nicole  Maloney                    Judy  McOstrich
              FitzGerald Communication Inc.      Insightful  Corporation
              415-986-9500  x211                 206-283-8802  x356
              nmaloney@fitzgerald.com            jmcostrich@insightful.com

              INSIGHTFUL NAMES SAR RAMADAN CHIEF FINANCIAL OFFICER

           FORMER ONYX AND ASKME CFO BRINGS DEMONSTRATED TRACK RECORD
                   WITH PUBLIC AND PRIVATE HIGH-TECH COMPANIES

SEATTLE - March 12, 2001 - Insightful Corporation (NASDAQ: IFUL), formerly MathSoft, Inc., a leading provider of solutions for predictive analysis, data mining and business intelligence, today announced the appointment of Sar Ramadan as chief financial officer. Ramadan brings more than 20 years of financial strategy and management experience from both public and private companies in the high-tech industry.

Ramadan's public company experience includes chief financial officer for Onyx Software (NASDAQ: ONXS), a leader in the CRM software industry. Under his leadership, the company underwrote a successful IPO in 1999 and raised $43 million in net proceeds, as well as tripled revenues within a two-year period. He was responsible for preparing and successfully executing an IPO for Integrated Measurement Systems Inc. (NASDAQ: IMSC) in 1995, and executed a secondary offer in 1997. He also served as chief accounting officer at Mentor Graphics from 1987-1993.

"Sar's extensive financial and operating experience and track record of building value in fast-growth companies will be a great asset to Insightful," said Shawn Javid, president and chief executive officer, Insightful Corporation. "He is a seasoned professional with more than 20 years of global experience working with software product and services companies in the CRM, data mining and knowledge management space."

Prior to joining Insightful, Ramadan served as chief operating officer and chief financial officer for AskMe Corporation, a pioneering software company providing text retrieval and enterprise knowledge sharing solutions via the Web. In this role, he was responsible for strategic planning and financial operations for this pre-IPO company, including securing financing to fund the company's rapid growth.

                                    - more -

Insightful Names Sar Ramadan CFO                                          Page 2


"I am delighted to join the Insightful team at this exciting stage in the company's development," said Ramadan. "With its world-class products and blue-chip customer base, Insightful is poised to capitalize on the growing demand for predictive analysis and data mining solutions."

ABOUT  INSIGHTFUL  CORPORATION,  FORMERLY  KNOWN  AS  MATHSOFT,  INC.

Founded in 1984, and following its January 2001 sale of its Engineering and Educational Products Division, MathSoft now does business as Insightful
Corporation (NASDAQ: IFUL). Insightful Corporation is a leading supplier of software and services for predictive analysis, data mining and business intelligence. Its customers include most of the major financial services, biotechnology, pharmaceutical, high tech manufacturing and telecommunications firms throughout the world, in addition to a large number of research institutions in government and academia. The company has more than 145 employees, with corporate offices in Seattle, Washington and Bagshot, England and an extensive network of international distributors.

More information about Insightful Corporation is available at www.insightful.com, at 206-283-8802, by fax at 206-283-8691 or via mail at 1700 Westlake Avenue North, Suite 500, Seattle, WA 98109.
--------------------------------------------------------------------------------
================================================================================
--------------------------------------------------------------------------------

                                       ###

INSIGHTFUL AND THE INSIGHTFUL LOGO ARE TRADEMARKS OF INSIGHTFUL CORPORATION. OTHER TRADEMARKS MENTIONED ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.